UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code: (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07               Submission of Matters to a Vote of Security Holders

On June 17, 2010, Mines Management, Inc. (“Mines Management”) held an annual meeting of shareholders (the “Annual Meeting”) for consideration of the following proposals:

•                  Proposal 1 — The Director Election Proposal:  to elect two Class II directors, Jerry G. Pogue and Robert L. Russell, whose terms were scheduled to expire at the Annual Meeting, for a term expiring at the 2013 annual meeting of shareholders; and

•                  Proposal 2 — The Auditor Appointment Proposal:  to ratify the appointment of Mines Management’s independent registered accounting firm, Tanner LC, for the fiscal year ended December 31, 2009.

Each of the foregoing proposals is described in more detail in Mines Management’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2010.

At the Annual Meeting, there were present in person or by proxy 13,148,774 Mines Management common shares, representing approximately 57% of the total outstanding Mines Management common shares.  The results for each proposal submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal		Votes For	Votes Against/ Withheld	Abstention	Broker Non-Vote
1.	Proposal 1 — The Director Election Proposal
	Jerry G. Pogue	6,454,776	127,925	N/A	6,566,873
	Robert L. Russell	5,626,581	956,120	N/A	6,581,701
2.	Proposal 2 — The Auditor Appointment Proposal	13,017,040	69,502	62,232	N/A

Based on the above voting results, each proposal was approved by shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010

Mines Management, Inc.

	By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer